UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  July 2, 2004
 -------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)



                           TITANIUM METALS CORPORATION
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             (Exact name of Registrant as specified in its charter)



 Delaware                  0-28538                    13-5630895
--------------------------------------------------------------------------------
(State or other           (Commission                (IRS Employer
jurisdiction of           File Number)               Identification
incorporation)                                       Number)



1999 Broadway, Suite 4300, Denver, CO                      80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)


                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9:           Regulation FD Disclosure

     The Registrant hereby furnishes the following information under Item 9, "Regulation FD Disclosure." The information in this Form 8-K and any Exhibits attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, except as shall be expressly identified in such filing.

     On July 2, 2004, the Registrant issued the press release attached hereto as
Exhibit 99.1 which is incorporated herein by reference.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           TITANIUM METALS CORPORATION
                           (Registrant)




                           By: /s/ Joan H. Prusse
                           ----------------------------------------
                                 Joan H. Prusse
                                 Vice President, General Counsel & Secretary


Date: July 2, 2004

                                INDEX TO EXHIBITS


Exhibit No.       Description

99.1     Press release dated July 2, 2004 issued by Titanium Metals Corporation

                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                              CONTACT:

Titanium Metals Corporation                         Bruce P. Inglis
1999 Broadway, Suite 4300                           Vice President - Finance
Denver, Colorado 80202                                and Corporate Controller
                                                    (303) 296-5600


                TIMET RESPONDS TO U.S. GOVERNMENT TRADE DECISION


     DENVER, COLORADO . . . July 2, 2004 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE:TIE) has learned that the Administration has again postponed action on the petition filed by TIMET to terminate favorable U.S. tariff benefits on titanium wrought products imported into the United States from Russia under the Generalized System of Preferences ("GSP"), which allows Russia's favorable tariff treatment on imports of these products into the U.S. to continue. The petition was also filed by RTI International Metals, Inc. and had the support of Allegheny Technologies Incorporated, the other two significant domestic producers of titanium products besides TIMET. This is the second year in which action on this petition has been deferred.

     Under the GSP program, the Administration has the authority to suspend normal trade tariffs on imports of designated products from certain developing countries. This program was designed to provide small producers in these developing countries with better access to the U.S. market as a substitute for direct foreign aid. The GSP program contains safeguards designed to protect the relevant domestic industry by reinstating normal trade tariffs when foreign imports have grown to a certain size. However, these safeguards were previously waived by the Administration with respect to the import of Russian titanium mill products, again over the objection of the principal U.S. titanium manufacturers. The Administration has also postponed action on the request of the domestic industry to reinstate these normal statutory protections.

     J. Landis Martin, Chairman, President & CEO of TIMET, stated: "We are disappointed that the Administration has apparently decided to continue to allow favorable trade benefits to be afforded to imports of Russian titanium mill products, despite the very strong objections of the three largest U.S. titanium producers, companies representing a total of approximately 10,000 U.S. employees. The U.S. industry was severely impacted by the significant downturn in the commercial aerospace market after the terrorist attacks of September 11, 2001, and has suffered substantial losses over the last three years. The continued increase in foreign titanium mill product imports from Russia that has been fostered by these trade benefits has hurt our weakened U.S. industry even further. We believe Russian imports now represent over 20% of the U.S. market for titanium wrought products. We feel this is a misuse of the GSP program to the detriment of the U.S. industry and its workers."

     Martin continued, "We appreciate and want to express our gratitude for the strong support the U.S. titanium industry has received in this process from a broad spectrum of Members of Congress on both sides of the aisle, from key elements within the Administration, and from our own employees. While we are disappointed by this decision, we have been given some indication that the Administration intends to continue to monitor titanium imports. We will continue to press for elimination of these tariff benefits to foreign producers because they threaten the health and well-being of the strategically important, U.S. titanium industry."

     TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on the Company's website at http://www.timet.com.

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